UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2016

(Exact name of registrant as specified in its charter)

Delaware	001-13695	16-1213679
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5790 Widewaters Parkway, DeWitt, New York		13214-1883
(Address of principal executive offices)		(Zip Code)
(315) 445-2282
(Registrant's telephone number, including area code)

_________________________________
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                          Entry into a Material Definitive Agreement.
On October 22, 2016, Community Bank System, Inc. ("Community Bank System") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Merchants Bancshares, Inc., a bank holding company based in South Burlington, Vermont ("Merchants") and the parent of Merchants Bank.  Subject to the terms and conditions of the Merger Agreement, Merchants will merge with and into Community Bank System, with Community Bank System continuing as the surviving corporation (the "Merger").  Immediately following consummation of the Merger, Community Bank System expects to merge Merchants Bank with and into Community Bank, N.A.
The Merger Agreement has been unanimously approved by the Boards of Directors of each of Community Bank System and Merchants.  Subject to the approval of Merchants' shareholders, regulatory approvals, and other closing conditions, the parties anticipate completing the transaction in the second quarter of 2017.
Subject to the terms and conditions of the Merger Agreement, each share of Merchants common stock issued and outstanding at the time the Merger is consummated (the "Effective Time") will be converted into the right to receive, at the election of the holder thereof: (i) $40.00 in cash (the "Cash Consideration"), (ii) 0.9630 shares of Community Bank System common stock, par value $1.00 per share, and cash in lieu of fractional shares, if any (the "Stock Consideration"), or (iii) a combination of $12.00 in cash and 0.6741 shares of Community Bank System common stock, and cash in lieu of fractional shares, if any (the "Mixed Election Consideration," and together with the Cash Consideration and the Stock Consideration, the "Merger Consideration").  The Merger Agreement contains customary proration procedures so that the aggregate amount of cash paid and shares of Community Bank System common stock issued in the Merger as a whole are equal to the total amount of cash and number of Community Bank System shares that would have been paid and issued if all Merchants shareholders received the Mixed Election Consideration (equating to an overall proration to 70% stock and 30% cash).  The Merger is intended to constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.
At the Effective Time, subject to the terms and conditions of the Merger Agreement, each Merchants stock option outstanding and unexercised immediately prior to the Effective Time, whether or not vested or exercisable, will be cancelled and automatically converted into the right to receive a cash amount equal to the aggregate number of Merchants shares subject to such option multiplied by the excess of the per share Merger Consideration value over the exercise price of such option.  All Merchants restricted stock awards will become fully vested upon completion of the Merger and all shares of restricted stock will be converted into the right to receive an amount of cash equal to the per share Merger Consideration value set forth in the Merger Agreement.  In addition, each holder of Merchants Replacement 2013 Warrants may either elect to be cashed out in respect of such warrants or receive an equivalent warrant for Community Bank System common stock based on the Stock Consideration in the Merger.  Holders of Merchants Replacement Organizer Warrants will receive an equivalent warrant to acquire Community Bank System common stock based on the Stock Consideration in the Merger.
The Merger Agreement also provides, among other things, that immediately following the Effective Time, two current members of the board of directors of Merchants will be appointed as members of the Boards of Directors of Community Bank System and Community Bank, N.A.  The parties will mutually agree upon the appointments and such newly appointed members shall qualify as "Independent Outside Directors" pursuant to Institutional Shareholder Services, Inc. Guidelines.  Community Bank System intends to donate $500,000 to the Merchants Bank Foundation following the completion of the Merger to further strengthen the support of the communities Merchants serves.

The Merger Agreement contains customary representations and warranties from both Merchants and Community Bank System, and each party has agreed to customary covenants, including, among others, covenants relating to the conduct of Merchants' business during the interim period between the execution of the Merger Agreement and the Effective Time, and Merchants' non-solicitation obligations relating to alternative acquisition proposals and its obligation to recommend that its shareholders adopt the Merger Agreement.
The completion of the Merger is subject to customary conditions, including, among others, (1) the adoption of the Merger Agreement by the holders of at least two-thirds of the outstanding shares of Merchants common stock, (2) authorization for listing on the New York Stock Exchange of the shares of Community Bank System common stock to be issued in the Merger, (3) the effectiveness of the registration statement on Form S-4 for the Community Bank System common stock to be issued in the Merger, (4) the absence of any order, injunction or other legal restraint preventing the completion of the Merger or making the consummation of the Merger illegal, and (5) the receipt of required regulatory approvals, including the approval of the Office of the Comptroller of the Currency and the Federal Reserve Board.  Each party's obligation to complete the Merger is also subject to certain additional customary conditions, including (i) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (ii) performance in all material respects by the other party of its obligations under the Merger Agreement, (iii) receipt by such party of an opinion from its counsel to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and (iv) the absence of a Material Adverse Effect on the other party.
The Merger Agreement provides for certain termination rights for both Community Bank System and Merchants, and further provides that upon a termination of the Merger Agreement under certain circumstances relating to a third-party takeover proposal, Merchants will be obligated to pay Community Bank System a termination fee of $10,720,000.
The directors and certain principal shareholders of Merchants have each entered into Stockholder Support Agreements pursuant to which they have agreed to vote their shares in favor of the adoption of the Merger Agreement at the shareholders' meeting to be held to vote on the proposed transaction.
In connection with the Merger, certain of Merchants' executive officers, including Merchants' President and Chief Executive Officer, Geoffrey Hesslink, entered into employment agreements with Community Bank System, effective as of the Effective Time.
The Merger Agreement contains usual and customary representations and warranties that Community Bank System and Merchants made to each other as of specific dates.  The assertions embodied in those representations and warranties were made solely for purposes of the contract between Community Bank System and Merchants, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement.  Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders, and the representations and warranties may have been used to allocate risk between Community Bank System and Merchants rather than establishing matters as facts.  Furthermore, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Community Bank System's or Merchants' public disclosures.  For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise.

The foregoing summary of the Merger Agreement is not complete and is qualified in its entirety by reference to the complete text of the Merger Agreement which is filed as Exhibit 2.1 hereto and incorporated herein by reference in its entirety.
Item 8.01                          Other Events
On October 25, 2016, Community Bank System held a conference call for investors and analysts in connection with the announcement of its quarterly earnings and addressed matters regarding the proposed merger.  The transcript of that call is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Additional Information about the Merger
In connection with the proposed merger, Community Bank System will file with the Securities and Exchange Commission ("SEC") a Registration Statement on Form S-4 that will include a Prospectus of Community Bank System and a Proxy Statement of Merchants, as well as other relevant documents concerning the proposed transaction.  This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  Shareholders of Merchants are urged to read the registration statement and proxy statement/prospectus and the other relevant materials filed with the SEC when they become available because they will contain important information about the proposed transaction.
A free copy of the proxy statement/prospectus, when available, as well as other filings containing information about Merchants and Community Bank System, may be obtained at the SEC's Internet site (http://www.sec.gov).  You will also be able to obtain these documents, when available, free of charge from Merchants at http://www.mbvt.com/ under the heading "Investor Relations" and then "SEC Filings" or from Community Bank System by accessing its website at www.communitybankna.com under the heading of "Investor Relations" and then "SEC Filings & Annual Report."  Copies of the proxy statement/prospectus can also be obtained, free of charge and when available, by directing a request to Merchants Bancshares, Inc., P.O. Box 1009, Burlington, Vermont 05402, Attention: Investor Relations, Telephone: (800) 322-5222 or to Community Bank System, Inc., 5790 Widewaters Parkway, DeWitt, New York 13214, Attention: Investor Relations, Telephone: (315) 445-2282.
Merchants and Community Bank System and certain of their respective directors and executive officers may be deemed to participate in the solicitation of proxies from the shareholders of Merchants in connection with the proposed merger.  Information about the directors and executive officers of Merchants and their ownership of Merchants common stock is set forth in the proxy statement for its 2016 annual meeting of shareholders, as filed with the SEC on Schedule 14A on April 15, 2016.  Information about the directors and executive officers of Community Bank System and their ownership of Community Bank System common stock is set forth in the proxy statement for its 2016 annual meeting of shareholders, as filed with the SEC on Schedule 14A on April 1, 2016.  Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement/prospectus regarding the proposed merger when it becomes available.  Free copies of this document when available may be obtained as described in the preceding paragraph.

Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by the use of the words "will," "anticipate," "expect," "intend," "estimate," "target," and words of similar import.  Forward-looking statements are not historical facts but instead express only management's beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management's control.  The following factors, among others listed in the parties' Form 10-K filings, could cause the actual results of the parties' operations to differ materially from the parties' expectations: failure to obtain the approval of the shareholders of Merchants in connection with the merger;  the timing to consummate the proposed merger;  the risk that a condition to closing of the proposed merger may not be satisfied; the risk that a regulatory approval that may be required for the proposed merger is not obtained or is obtained subject to conditions that are not anticipated; the parties' ability to achieve the synergies and value creation contemplated by the proposed merger; the parties' ability to successfully integrate operations in the proposed merger; the effect of the announcement of the proposed merger on the ability of Merchants to maintain relationships with its key partners, customers and employees, and on its operating results and business generally; competition; changes in economic conditions, interest rates and financial markets; and changes in legislation or regulatory requirements.  Community Bank System does not assume any duty to update forward-looking statements.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits
2.1	Agreement and Plan of Merger, dated as of October 22, 2016, by and between Community Bank System, Inc. and Merchants Bancshares, Inc., including the form of the Stockholder Support Agreement. *
99.1	Transcript of Community Bank System, Inc. Conference Call on October 25, 2016.

*  Schedules omitted.  Community Bank System, Inc. will furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of The Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Community Bank System, Inc.

Date: October 27, 2016	/s/ George J. Getman
Name: George J. Getman
Title: EVP and General Counsel

Exhibit Index

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of October 22, 2016, by and between Community Bank System, Inc. and Merchants Bancshares, Inc., including the form of the Stockholder Support Agreement.

99.1	Transcript of Community Bank System, Inc. Conference Call on October 25, 2016.